Exhibit 10.1

LINE OF CREDIT AGREEMENT

This LINE OF CREDIT AGREEMENT (this “Agreement”), entered into as of May 15, 2024 between Star Alliance International Corp., Nevada corporation with an address at 2300 West Sahara Avenue, Suite 800, Las Vegas, Nevada 89102, Attention: Chief Executive Officer, email: tony@staralliancemines.com (“Borrower”), and the Lender identified on the signature page hereto (together with its successors and/or assigns, “Lender”).

FOR VALUE RECEIVED, and in consideration of the granting by Lender of financial accommodations to or for the benefit of Borrower, including without limitation respecting the Obligations (as hereinafter defined), Borrower represents and agrees with Lender, as of the date hereof and as of the date of each loan, credit and/or other financial accommodation, as follows:

1. THE LINE OF CREDIT

1.1 Loan. Subject to the terms and conditions of this Agreement, Lender hereby agrees to make one or more loans to or for the benefit of Borrower, in multiple advances of principal hereunder (each, an “Advance”) in the aggregate amount of up to $25,000,000. The “Final Advance Date” shall mean one (1) year from the date of the initial Advance. All principal advanced hereunder is hereinafter referred to collectively as the “Loan”. Each Advance shall be evidenced by that certain Promissory Note, dated as of the funding date of the Advance (as the same may be modified, supplemented, amended, and/or restated from time to time, herein the “Note”) given by Borrower to the order of Lender in the face amount of up to $25,000.00, and in the form attached hereto as Exhibit 1.1 (the “Initial Maximum Note Amount”). Lender reserves the right to increase the maximum face amount of each Note in its sole and absolute discretion. This Agreement, the Note and any and all other documents, amendments or renewals executed and delivered in connection with any of the foregoing, including any guaranties of any obligation of Borrower are collectively hereinafter referred to as the “Loan Documents”.

1.2 Legal Opinion. The Borrower shall also deliver the legal opinion in the form annexed hereto as Exhibit 1.2.

1.3 Advances, Payments, and Prepayments. For purposes of this Agreement, the “Advance Conditions” shall mean each of the following:

(i) each of the representations, warranties, and covenants contained herein shall be true and correct in all respects;

(ii) no default or event that, by virtue of the giving of notice or the passage of time, could become an Event of Default hereunder, shall have then occurred hereunder or under any other Loan Documents;

(iii) Borrower shall have delivered to Lender all UCC-1 and other financing statements in favor of Lender pursuant to this Agreement, which shall be in a recordable form satisfactory to Lender in its sole and absolute discretion, and Lender shall have received evidence satisfactory to it that, upon the filing and recording of such financing statements, Lender shall have a valid and perfected first priority security interest in the Collateral;

(iv) Borrower shall have submitted to Lender a request for Advance in the form attached hereto as Exhibit 1.4(a)(iv) (an “Advance Request”) fifteen (15) Business Days prior to the funding for such Advance. Each Advance Request shall include (i) a detailed Use of Proceeds (as defined below) for such Advance, which must be approved by the Lender in its sole and absolute discretion and (ii) a description of the actual use of proceeds for the prior Advance;

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(v) The Borrower providing a copy of its (i) balance sheet as at the end of the month prior to the date of the Advance Request and (ii) operating statement for the period that commenced upon the end of the most recent quarterly or annual period that it reported on EDGAR and terminated at the end of the month prior to the date of the drawing request (the “Drawing Financial Statements”);

(vi) No material deterioration, in Lender’s sole reasonable determination, in Borrower’s financial position since its most recently filed Form 10-Q (the “Active 10-Q”) provided that upon each subsequent filing of a 10-Q by Borrower, Lender, in its sole discretion, will determine if such 10-Q becomes the Active 10-Q.

(b) Upon receipt of an Advance Request, and subject to the satisfaction or waiver by Lender of the Advance Conditions, Lender shall make an Advance of principal to Borrower up to $25,000 per Advance.

(c) For purposes of this Agreement, a “Payment Date” shall mean the 60th day after each Advance is funded to the Borrower. On each Payment Date subsequent to the date hereof, Borrower shall make a payment of the principal and accrued interest on the Advance that triggered that Payment Date.

(d) On not less than thirty (30) days written notice prior to the Final Advance Date, the Borrower may extend (the “First Extension”) the Final Advance Date by one (1) year (the “First Extended Advance Date”).

(e) On not less than thirty (30) days written notice prior to the First Extended Advance Date, the Borrower may extend (the “Second Extension”) the First Extended Advance Date by one (1) year (the “Second Extended Advance Date”).

(f) For the purposes of this Agreement “Use of Proceeds” shall mean uses of funds that meet approval by Lender and other activities of the Borrower reasonably acceptable to Lender.

1.4 Conversion of Note. The Note evidencing the first Advance made pursuant to this Agreement shall be convertible at the option of the Lender; thereafter, any subsequent Note evidencing an Advance under made pursuant to this Agreement shall be convertible only upon the occurrence of an Event of Default under such Note. If at any time the Company shall determine to file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others of any its Common Stock (“Registration Statement”)(other than on Form S-4 or Form S-8 or their then-equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to the written notice of such determination and, unless objected to in writing by the Lender by written notice delivered to the Company within five (5) days after the date of such notice from the Company, the Company shall include in such Registration Statement all shares of common stock issuable upon conversion of the Notes.

1.5 Limitation on Liability. Borrower hereby acknowledges and agrees that the credit facility evidenced by this Agreement, and any Advance made or to be made hereunder, are subject to the satisfaction of certain conditions precedent. Borrower, on its own behalf and on behalf of its past, present and future representatives, partners, operators, members, shareholders, officers, directors, agents, employees, servants, affiliates, related companies, successors and assigns, hereby releases and forever discharges Lender from and against any and all liability, claims, causes of action, losses, costs, and damages (of whatever kind and nature, whether direct or indirect, foreseeable or unforeseeable, in law or in equity, whether known or unknown, whether or not concealed or hidden, or otherwise) that Borrower (or any representative, partner, operator, member, shareholder, officer, director, agent, employee, servant, affiliate, related company, successor or assign of any of them) may have had, may now have or may incur arising out of or in any way connected to the Loan or as a result of Lender’s action or inaction in compliance with the terms of this Agreement. The terms and provisions of this Section 1.5 shall survive the termination of this Agreement and the repayment in full of the Loan.

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1.6 Commitment Note. In consideration for the Lender’s execution and delivery of this Agreement, the Borrower shall deliver to the Lender, concurrently with the execution of this Agreement, a convertible promissory note, in an amount of $500,000, in substantially the form attached hereto as Exhibit [_] (the “Commitment Note”) which note shall be convertible into shares of common stock, the “Note Shares”) on the terms and subject to the conditions set forth therein. For the avoidance of doubt, the Commitment Note and all of the Note Shares shall be fully earned as of the closing date.

1.7 Assignment. Lender shall have the sole and absolute right to assign its rights and obligations under any Advance Request to a third party to provide such loan or to arrange for a third party to provide financing based on factoring of the Borrower’s accounts receivable or future contract payments to cover any Advance Request. Borrower must accept any such financing and any such financing shall reduce the available credit hereunder.

2. GRANT OF SECURITY INTEREST

2.1 Grant of Security Interest. In consideration of Lender’s extending credit and other financial accommodations to or for the benefit of Borrower, Borrower hereby grants to Lender a security interest in, a lien on and pledge and assignment of the Collateral (as hereinafter defined), including, without limitation, all claims against third parties arising out of or related to the Collateral. The security interest granted by this Agreement is given to and shall be held by Lender as security for the payment and performance of all Obligations (as hereinafter defined), including, without limitation, all amounts outstanding pursuant to the Loan Documents. The security interest in the accounts and any asset purchased with an Advance shall be a first position security interest. Lender is authorized to file a financing statement in any jurisdiction it deems appropriate.

2.2 Definitions. The following definitions shall apply:

(a) “Collateral” means the collateral in which the Lender is granted a security interest by this Agreement and which shall include the following personal property of the Borrower, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the disposition, sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, debentures, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Collateral:

(i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Borrower’s businesses and all improvements thereto; and (B) all inventory;

(ii) All contract rights and other general intangibles, including, without limitation, intellectual property, all partnership interests, membership interests, stock or other securities, rights under any of the organizational documents (as defined herein), agreements related to any portion of the Collateral (as defined herein), licenses, distribution and other agreements, computer software (whether “off-the-shelf,” licensed from any third party or developed by Borrower), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, and income tax refunds;

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(iii) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, raw materials, timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv) All documents, letter-of-credit rights, instruments and chattel paper;

(v) All commercial tort claims;

(vi) All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii) All investment property;

(viii) All supporting obligations;

(ix) All files, records, books of account, business papers, and computer programs; and

(x) the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b) “Material Adverse Effect” shall mean materially adversely affecting the operations or financial performance of Borrower taken as a whole, but shall not include any occurrence that would be a Federal Regulatory Event (as defined in Section 6.4(a)).

(c) “NYUCC” shall mean the Uniform Commercial Code in effect in the State of New York from time to time.

(d) “Obligation(s)” shall mean, without limitation, all loans, advances, indebtedness, notes, liabilities and amounts, liquidated or unliquidated, owing by Borrower to Lender at any time, of each and every kind, nature and description, whether arising under this Agreement or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by Borrower to Lender; or are due indirectly by Borrower to Lender as endorser, guarantor or other surety, or as borrower of obligations due third persons which have been endorsed or assigned to Lender, or otherwise), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents. Said term shall also include all interest and other charges chargeable to Borrower or due from Borrower to Lender from time to time and all fees, costs and expenses referred to in this Agreement.

(e) “Person” or “party” shall mean individuals, partnerships, corporations, limited liability companies and all other entities.

All words and terms used in this Agreement other than those specifically defined herein shall have the meanings accorded to them in the NYUCC, and if not defined therein, to its normal and customary use with the industry. Definitions referenced or used herein are for interpretation of this Agreement and the Loan Documents only and any such reference to any jurisdiction other than the State of Delaware shall have no impact on jurisdiction or venue, with total jurisdiction and venue being reserved to the State of York.

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2.3 Ordinary Course of Business. From and after an Event of Default which has not been cured or waived by Lender, all proceeds of and collections of the Collateral shall be held in trust by Borrower for Lender and shall not be commingled with Borrower’s other funds or deposited in any bank account of Borrower; and, from and after an Event of Default which has not been cured or waived by Lender, Borrower agrees to deliver to Lender on the dates of receipt thereof by Borrower, duly endorsed to Lender or to bearer, or assigned to Lender, as may be appropriate, all proceeds of the Collateral in the identical form received by Borrower.

2.4 Records. Borrower shall deliver to Lender from time to time promptly at its request all invoices, original documents of title, contracts, chattel paper, instruments and any other writings relating thereto, and other evidence of performance of contracts, or evidence of the rendering of services; and Borrower will deliver to Lender promptly at Lender’s request from time to time additional copies of any or all of such papers or writings, and such other information with respect to any of the Collateral and such schedules of accounts and such other writings as Lender may in its sole discretion deem to be necessary or effectual to evidence any loan hereunder or Lender’s security interest in the Collateral. Borrower shall also deliver to Borrower any reports it provides to any other creditor.

2.5 Legends. Borrower shall promptly make, stamp or record such entries or legends on Borrower’s books and records or on any of the Collateral (including, without limitation, chattel paper or electronic chattel paper) as Lender shall request from time to time, to indicate and disclose that Lender has a security interest in such Collateral. Such books and records may be maintained in electronic form (provided that any Consumer Loan shall be evidenced by electronic records which at all times comply with the requirements of the Electronic Transactions Laws) and the entries or legends indicating or disclosing Lender’s security interest shall be made electronically on any such electronic records.

2.6 Event of Default. After the occurrence and during the continuance of any Event of Default, the Lender shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Lender shall have all the rights and remedies of a secured party under the UCC.

3. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that the following are, and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents will be, true, correct and complete:

3.1 Organization and Qualification. Borrower is a duly formed and existing limited liability company under the laws of the State of Delaware with the exact legal name set forth in the first paragraph of this Agreement. Borrower is in good standing under the laws of the State of Delaware, has the power to own its property and conduct its business as now conducted and as currently proposed to be conducted.

3.2 Corporate Records. Borrower’s certificate of formation has been duly filed and its certificate of formation and operating agreement are in proper order. All outstanding ownership evidence issued by Borrower was and is properly issued and all books and records of Borrower, including but not limited to its minute books, operating agreement, and books of account, are accurate and up to date and will be so maintained.

3.3 Title to Properties; Absence of Liens. Borrower has good and clear record and marketable title to all of its properties and assets, and all of its properties and assets, including the Collateral, is free and clear of all mortgages, liens, pledges, charges, encumbrances and setoffs.

3.4 Places of Business. Borrower’s principal place of business and chief executive office are correctly stated in the preamble to this Agreement, and Borrower shall, during the term of this Agreement, keep Lender currently and accurately informed in writing of each of its other places of business, and shall not change the location of any such principal place of business or open or close, move or change any existing or new place of business without giving Lender at least thirty (30) days prior written notice thereof.

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3.5 Valid Obligations. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action and the Loan Documents represent the legal, valid and binding obligation of Borrower and are fully enforceable according to their terms, except as limited by laws relating to the enforcement of creditors’ rights.

3.6 Conflicts. There is no provision in Borrower’s organizational or charter documents or in any indenture, contract or agreement to which Borrower is a party which prohibits, limits or restricts the execution, delivery or performance of their respective obligations under the Loan Documents.

3.7 Approvals. Except as set forth on Schedule 3.7 (for which the Borrower shall have obtained the requisite consents), the execution, delivery and performance of the Loan Documents do not require any approval of or filing with any governmental agency or authority or any other Person.

3.8 Litigation. There are no actions, suits or proceedings pending or to the knowledge of Borrower threatened against Borrower which would be reasonably expected to materially adversely affect the ability of Borrower to conduct its businesses or to pay or perform the Obligations.

3.9 Title to Collateral. At the date hereof Borrower is (and as to Collateral that Borrower may acquire after the date hereof, will be) the lawful owner of its assets constituting the Collateral, and the Collateral and each item thereof is, will be and shall continue to be free of all restrictions, liens, encumbrances or other rights, title or interests, credits, defenses, recoupments, set-offs or counterclaims whatsoever. Borrower has and will have full power and authority to grant to Lender a security interest in the Collateral and Borrower has not transferred, assigned, sold, pledged, encumbered, subjected to lien or granted any security interest in, and will not transfer, assign, sell, pledge, encumber, subject to lien or grant any security interest in any of the Collateral (or any of its respective right, title or interest therein), to any person other than Lender. The Collateral is and will be valid and genuine in all respects. No part of the Collateral of Borrower (or the validity or enforceability by Lender thereof) is or shall be contingent upon the fulfillment of any agreement or condition whatsoever. Borrower will warrant and defend Lender’s right to and interest in the Collateral against all claims and demands of all persons whatsoever. The Collateral was validly issued in compliance with all laws, regulations, policies and terms of the insurance contract.

3.10 Securities. The Securities are duly authorized and, when issued in accordance herewith, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Borrower.

3.11 Reporting Borrower/Shell Borrower. The Borrower has no reason to believe that it will not in the year following the date hereof continue to be in compliance with all listing and reporting requirements applicable to the Borrower as of the date hereof. As of the date hereof, the Borrower is not a “shell Borrower” (as defined in Rule 405 of the Securities Act) and has never been a “shell Borrower”.

3.12 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated hereby, the Borrower confirms that neither it nor any other Person acting on its behalf has provided the Lender or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Borrower understands and confirms that the Lender will rely on the foregoing representation in effecting transactions in securities of the Borrower. All of the disclosure furnished by or on behalf of the Borrower to the Lender regarding the Borrower and the subsidiaries, their respective businesses and the transactions contemplated hereby, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Borrower which Borrower has not disclosed to Lender in writing which could reasonably be expected to have a Material Adverse Effect. The press releases disseminated by the Borrower during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Borrower acknowledges and agrees that no Lender makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Agreement.

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3.13 Private Placement. No registration under the Securities Act is required for the offer and issuance of the Securities by the Borrower to the Lender is contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of any trading market.

3.14 Indebtedness and Seniority. As of the date hereof, all Indebtedness and Liens of the Borrower and the principal terms thereof are set forth on Schedule 3.14. Except as set forth on Schedule 3.14(b), as of the date hereof, no indebtedness or other equity of the Borrower is or will be senior to the Note in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

3.15 Acknowledgment of Dilution. The Borrower acknowledges that the issuance of the Securities may result in dilution of the outstanding common stock, which dilution may be substantial under certain market conditions.

4. AFFIRMATIVE COVENANTS

4.1 Payments and Performance. Borrower will duly and punctually pay all Obligations becoming due to Lender and will duly and punctually perform all Obligations on its part to be done or performed under this Agreement.

4.2 Notice related to Collateral. Borrower shall provide Lender with all notices it receives regarding the Collateral.

4.3 Notification of Default. Within five (5) days of becoming aware of the existence of any condition or event which constitutes an Event of Default, or any condition or event which would upon notice or lapse of time, or both, constitute an Event of Default, Borrower shall give Lender written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto.

4.4 Notification of Litigation. Borrower will promptly notify Lender in writing of any litigation or of any investigative proceedings of a governmental agency or authority commenced or threatened against it which would or might reasonably be expected to have a Material Adverse Effect.

4.5 Defense of Claims. Borrower shall diligently defend any investigation, audit, hearing, inquiry, proceeding, administrative action, or other action or claim related to the origination of, or Borrower’s rights in the Collateral.

4.6 Location of Collateral. Upon request of Lender, Borrower shall, during the term of this Agreement, keep Lender accurately informed in writing of each location where Borrower’s records relating to its accounts and contract rights are kept, and shall not remove such records or any of them to another location without giving Lender at least fifteen (15) days prior written notice thereof.

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4.7 Share Delivery.

a. U.S. Provisions. Lender agrees to the imprinting, so long as is required by this Section 4.7, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE BORROWER. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

b. Pledge. The Borrower acknowledges and agrees that the Lender may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Lender may transfer pledge or secure Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Borrower and, to our knowledge, no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. At the appropriate Lender’s expense, the Borrower will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

c. Legend Removal. Certificates evidencing the shares of common stock issued upon conversion of Notes (“Underlying Shares”) shall not contain any legend (“Unlegended Shares”): (i) required under the Securities Act while a registration statement covering the resale of such security is effective under the Securities Act, (ii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Borrower to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of any agency or trading market with regard to applicable law). The Borrower shall cause its counsel to issue a legal opinion to V Stock (together with any successor transfer agent the “Transfer Agent”) promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If any Series E Preferred Stock is converted at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all United States legends. The Borrower agrees that following such time as all such legends are no longer required under this Section 4.7(c), it will, no later than two (2) Trading Days (which shall mean any day the Company’s principal trading market is open) following the delivery by such Lender to the Borrower or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such fifth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Lender a certificate representing such shares that is free from all restrictive and other legends (however, the Borrower shall use reasonable best efforts to deliver such shares within two (2) Trading Days). The Borrower may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.7. Certificates for Underlying Shares subject to legend removal hereunder shall, if possible, be transmitted by the Transfer Agent to such Lender by crediting the account of such Lender’s prime broker with the Depository Trust Borrower System as directed by such Lender.

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d. Legend Removal Default. In addition to such Lender’s other available remedies, the Borrower shall pay to a Lender, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the highest of the actual purchase price or VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.7(c), $10 per Trading Day for each Trading Day after the Legend Removal Date (increasing to $20 per Trading Day after the fifth Trading Day) until such certificate is delivered without a legend. Nothing herein shall limit such Lender’s right to pursue actual damages for the Borrower’s failure to deliver certificates representing any Securities as required by this Agreement, , the Note (the “Transaction Document(s)”), and such Lender shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

e. DWAC. In lieu of delivering physical certificates representing the Unlegended Shares, upon request of such Lender, and so long as the certificates therefor do not bear a legend and such Lender is not obligated to return such certificate for the placement of a legend thereon, the Borrower shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of such Lender’s prime broker with the Depository Trust Borrower through its Deposit Withdrawal At Custodian system, provided that the Common Stock is DTC eligible and the Borrower’s transfer agent participates in the Deposit Withdrawal at Custodian system. Such delivery must be made on or before the Legend Removal Date.

f. Injunction. In the event a Lender shall request delivery of Unlegended Shares as described in this Section 4.7 and the Borrower is required to deliver such Unlegended Shares, the Borrower may not refuse to deliver Unlegended Shares based on any claim that any Lender or anyone associated or affiliated with any Lender has not complied with a Lender’s obligations under the Transaction Documents, or for any other reason, unless an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Borrower and the Borrower has posted a surety bond for the benefit of such Lender in the amount of the greatest of (i) 120% of the amount of the aggregate purchase price of the Underlying Shares to be subject to the injunction or temporary restraining order, or (ii) the VWAP of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Lender to the extent such Lender obtains judgment in such Lender’s favor.

g. Buy-In. In addition to any other rights available to a Lender, if the Borrower fails to deliver Unlegended Shares to a Lender as required pursuant to this Agreement and after the Legend Removal Date such Lender, or a broker on such Lender’s behalf, purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Lender of the Common Stock which such Lender was entitled to receive in unlegended form from the Borrower (a “Buy-In”), then the Borrower shall promptly pay in cash to such Lender (in addition to any remedies available to or elected by such Lender) the amount, if any, by which (A) such Lender’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (B) the aggregate purchase price of the Common Stock delivered to the Borrower for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Lender purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of Shares delivered to the Borrower for reissuance as Unlegended Shares, the Borrower shall be required to pay such Lender $1,000, plus interest, if any. A Lender shall provide the Borrower written notice indicating the amounts payable to such Lender in respect of the Buy-In.

4.8 Periodic Reports. As long as the Notes are outstanding, the Borrower covenants to file all current and periodic reports required to be filed in conjunction with all applicable laws and trading markets.

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4.9 Proceed Reports. On the fifth (5th) Business Day of each month the Borrower will provide a detailed report of all disbursements from Advances received in the previous calendar month.

4.10 Securities Laws Disclosure; Publicity. The Borrower shall, by 9:30 a.m. (New York City time) on the Trading Day following of the Date hereof, issue a press release disclosing the transactions contemplated by the Transaction Documents. From and after the issuance of the press release, the Borrower represents to the Lender that it shall have publicly disclosed all material, non-public information delivered to the Lender by the Borrower or any of the Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Borrower and the Lender shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Borrower nor the Lender shall issue any press release nor otherwise make any such public statement without the prior consent of the Borrower, with respect to any press release of the Lender, or without the prior consent of the Lender, with respect to any press release of the Borrower, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Borrower shall not publicly disclose the name of the Lender, or include the name of the Lender in any filing with any U.S. regulatory agency or trading market unless the name of the Lender is already included in the body of the Transaction Documents, without the prior written consent of the Lender.

4.11 Non-Public Information. The Borrower covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Lender or their agents or counsel with any information that the Borrower believes constitutes material non-public information, unless prior thereto the Lender shall have entered into a written agreement with the Borrower regarding the confidentiality and use of such information. The Borrower understands and confirms that the Lender shall be relying on the foregoing covenant in effecting transactions in securities of the Borrower.

5. NEGATIVE COVENANTS

5.1 Merger. Borrower will not, without the consent of the Lender, merge or consolidate or be merged or consolidated with or into any other entity, unless prior to or concurrently therewith Lender is paid in full for all Obligations under the Loan Documents.

5.2 Sale of Assets. Borrower shall not sell, lease or otherwise dispose of any of its assets, except in the ordinary and usual course of business, unless prior to or concurrently therewith Lender is paid in full for all Obligations under the Loan Documents (subject to any notice period or restriction contained herein regarding Borrower’s right to prepay the Loan) or except for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in Borrower’s business, provided that fair cash consideration is received therefor. Borrower shall not sell, transfer, convey, encumber, or otherwise alienate any of its right, title, or interest in or to any Collateral.

5.3 Restriction on Liens. Borrower shall not grant any security interest in, or mortgage of, the Collateral, other than such liens as are in favor of Lender.

5.4 Other Business. Borrower shall not engage in any business other than its present business.

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5.5 Change of Name. Borrower shall not change its legal name or the state or jurisdiction of its organization, without giving Lender at least thirty (30) days’ prior written notice thereof.

5.6 Lower Price Issuances. Until the later of (i) two (2) years following the date hereof or (ii) the date upon which no Note remains outstanding, the Borrower will not issue any shares of its Common Stock at a price per share lower than the then in effect conversion price of the Note, if converted.

6. DEFAULT

6.1 Default. An “Event of Default” shall mean the occurrence of one or more of any of the following events:

(a) (i) failure to pay principal or interest hereunder when due, whether at maturity, by acceleration or otherwise, or (ii) failure to pay, within (10) Business Days of the date due (as used herein, “Business Day” shall mean any day other than a Saturday, Sunday, or day that is or shall be in the State of Delaware a legal holiday or a day on which banking institutions are required or authorized to close any other amounts due hereunder, or (iii) any breach or default by Borrower under Sections 5.1, 5.2, 5.5, 5.7, 5.8, or 5.10 hereof; or

(b) default of any other liability, obligation or undertaking of Lender hereunder or under any other Loan Document or otherwise, which failure continues after ten (10) Business Days’ written notice thereof (provided that if such default is not reasonably susceptible of cure within said ten (10) Business Day period, and the Lender commences a cure of such default within said ten (10) Business Day period, and thereafter diligently pursues such cure, then Lender shall have an additional period of thirty (30) days in which to effect such cure prior to an Event of Default arising hereunder); or

(c) if any statement, representation or warranty heretofore, now or hereafter made by Lender of any affiliate of Lender in connection with this Agreement shall be determined to have been intentionally false in any material respect when made; or

(d) the liquidation, termination or dissolution of Lender, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property; or

(e) the institution by or against any of the Loan Parties or any guarantor of the Loan of any insolvency proceedings, whether under the United States Bankruptcy Code 11 USC §101 et seq. or any other law, in which Lender is alleged to be insolvent or unable to pay its debts as they mature, or the making by Lender of an assignment for the benefit of creditors or the granting by Lender of a trust mortgage for the benefit of creditors and, if such proceeding is instituted against Lender, such proceeding shall not have been dismissed in sixty (60) days; or

(f) a judgment or judgments for the payment of money shall be rendered in excess of US$100,000.00 against Lender, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; or

(g) the occurrence of any fact or circumstance which, in Lender’s reasonable discretion, may be reasonably expected to cause a Material Adverse Effect, which fact or circumstance is not cured within ten (10) days following written notice thereof from Lender to Borrower; or

(h) any levy, lien (including mechanics lien), seizure, attachment, execution or similar process shall be issued or levied on any portion of the Collateral; or

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6.2 Acceleration.

(a) If an Event of Default under Section 6.1(a) shall have occurred, all Obligations shall become immediately due and payable without notice or demand. If any other Event of Default shall have occurred which, to the extent capable, has not been cured or waived by Lender, at the election of Lender, all Obligations shall become immediately due and payable without notice or demand.

(b) Lender is hereby authorized, at its election, after an Event of Default shall have occurred which has not been cured or waived by Lender, without any further demand or notice except to such extent as notice may be required by applicable law, to take possession and/or sell or otherwise dispose of all or any of the Collateral at public or private sale; and Lender may also exercise any and all other rights and remedies of a secured party under the NYUCC or which are otherwise accorded to it in equity or at law, all as Lender may determine, and such exercise of rights in compliance with the requirements of law will not be considered adversely to affect the commercial reasonableness of any sale or other disposition of the Collateral. If notice of a sale or other action by Lender is required by applicable law, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Borrower agrees that ten (10) days’ written notice to Borrower, or the shortest period of written notice permitted by such law, whichever is smaller, shall be sufficient notice; and that to the extent permitted by law, Lender, its officers, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is the subject of widely distributed standard price quotations. Any sale (public or private) shall be without warranty and free from any right of redemption, which Borrower shall waive and release after default upon Lender’s request therefor, and may be free of any warranties as to the Collateral if Lender shall so decide. No purchaser at any sale (public or private) shall be responsible for the application of the purchase money. Any balance of the net proceeds of sale remaining after paying all Obligations of Borrower to Lender shall be returned to such other party as may be legally entitled thereto; and if there is a deficiency, Borrower shall be responsible for the same, with interest. Upon demand by Lender, Borrower shall assemble the Collateral and make it available to Lender at a place designated by Lender which is reasonably convenient to Lender and Borrower. Borrower hereby acknowledges that Lender have extended credit and other financial accommodations to Borrower upon reliance of Borrower’s granting Lender the rights and remedies contained in this Agreement including without limitation the right to take immediate possession of the Collateral upon the occurrence of an Event of Default which has not been cured or waived by Lender and Borrower hereby acknowledges that Lender, on behalf of Lender, is entitled to such equitable and injunctive relief to enforce any of its rights and remedies hereunder and Borrower hereby waives any defense to such equitable or injunctive relief based upon any allegation of the absence of irreparable harm to Lender.

(c) Lender shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral subject to the security interest created hereby), or guarantees of, the Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such securities and guarantees shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, Borrower hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede Lender’s enforcement of Lender’ rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may do so, Borrower hereby irrevocably waives the benefits of all such laws. Except as otherwise provided by applicable law, Lender, on behalf of Lender, shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.

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6.3 Power of Attorney. Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s true and lawful attorney, with full power of substitution, at the sole cost and expense of Borrower but for the sole benefit of Lender, upon the occurrence of an Event of Default which has not been cured or waived by Lender, to convert the Collateral into cash, including, without limitation, completing the manufacture or processing of work in process, and the sale (either public or private) of all or any portion or portions of the Collateral (subject to the notice and other terms provided in Section 6.2, above); to enforce collection of the Collateral, either in its own name or in the name of Borrower, including, without limitation, executing releases or waivers, compromising or settling with any Consumers and prosecuting, defending, compromising or releasing any action relating to the Collateral; to receive, open and dispose of all mail addressed to Borrower and to take therefrom any remittances or proceeds of Collateral in which Lender has a security interest; to notify applicable postal authorities to change the address for delivery of mail addressed to Borrower to such address as Lender shall designate; to endorse the name of Borrower in favor of Lender upon any and all checks, drafts, money orders, notes, acceptances or other instruments of the same or different nature; to sign and endorse the name of Borrower on and to receive as secured party any of the Collateral, any invoices, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title of the same or different nature relating to the Collateral; to sign the name of Borrower on any notice of the Consumers or on verification of the Collateral; and to sign, if necessary, and file or record on behalf of Borrower any financing or other statement in order to perfect or protect Lender’s security interest. Lender shall not be obliged to do any of the acts or exercise any of the powers hereinabove authorized, but if Lender elects to do any such act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be entitled to collect more than an amount equal to the then outstanding Obligations, and any sums received in excess of the then-outstanding Obligations shall be returned to Borrower, and it shall not be responsible to Borrower or to any other party (and shall be and is hereby indemnified by Borrower against any such responsibility to any other party) except in the event that Lender has been determined, with finality, by a court of competent jurisdiction, that Lender has committed gross negligence or willful misconduct. All powers conferred upon Lender by this Agreement, being coupled with an interest, shall be irrevocable so long as any Obligation of Borrower or any surety to Lender shall remain unpaid or Lender are obligated under this Agreement to extend any credit to Borrower.

6.4 Nonexclusive Remedies. All of Lender’ rights and remedies not only under the provisions of this Agreement but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by Lender at such time or times and in such order of preference as Lender in its sole discretion may determine.

6.5 Post-Default. Following the occurrence of an Event of Default, Borrower shall not take any action which would materially inhibit Lender’s recovery against any Collateral for the Loan.

7. MISCELLANEOUS

7.1 Waivers. Borrower waives notice of intent to accelerate, notice of acceleration, notice of nonpayment, demand, presentment, protest or notice of protest of the Obligations, and all other notices, consents to any renewals or extensions of time of payment thereof, and generally waives any and all suretyship defenses and defenses in the nature thereof.

7.2 Severability. If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

7.3 Set-Off. Borrower hereby grants to Lender a continuing lien and security interest in any and all deposits or other sums at any time credited by or due from Lender (or any of its banking or lending affiliates, or any bank acting as a participant under any loan arrangement between Lender and Borrower, or any third party acting on Lender’s behalf, including the Account Bank (collectively, the “Lender Affiliates”)) to Borrower and any cash, securities, instruments or other property of Borrower in the possession of Lender or any Lender Affiliate, whether for safekeeping or otherwise, or in transit to or from Lender or any Lender Affiliate (regardless of the reason Lender or Lender Affiliates had received the same or whether Lender or Lender Affiliates has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of Borrower to Lender or any Lender Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of Borrower to Lender or any Lender Affiliate as are then due and unpaid, whether or not demand has been made and whether or not other collateral is then available to Lender or any Lender Affiliate.

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7.4 Costs and Expenses. Borrower shall pay to Lender any and all costs and expenses (including, without limitation, reasonable attorneys’ fees, and disbursements, court costs, litigation and other expenses) incurred or paid by Lender in establishing, maintaining, protecting or enforcing any of Lender’s rights or the Obligations, including, without limitation, any and all such costs and expenses incurred or paid by Lender in defending Lender’s security interest in, title or right to the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Obligations. In addition, Borrower shall pay to Lender any and all costs, fees, or expenses incurred by Lender under any Shadow Servicing Agreement. Each of the costs and expenses incurred by Lender hereunder and payable by Borrower shall be deemed evidenced by and added to the outstanding principal balance of the Note.

7.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

7.6 Complete Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes, all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.

7.7 Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and Lender shall be entitled to rely thereon) until all commitments of Lender hereunder are terminated and all Obligations hereunder are fully paid. Lender may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights of Lender, and Lender shall then be relieved and discharged of any responsibility or liability with respect to this Agreement, and the Collateral. Borrower may not assign or transfer any of its rights or obligations under this Agreement. Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

7.8 Further Assurances. Borrower will from time to time execute and deliver to Lender, and take or cause to be taken, all such other or further action as Lender may reasonably request in order to effect and confirm or vest more securely in Lender all rights contemplated by this Agreement and the other Loan Documents or to vest more fully in or assure to Lender the security interest in the Collateral granted to Lender by this Agreement or to comply with applicable statute or law and to facilitate the collection of the Collateral (including, without limitation, the endorsement of promissory notes and instruments and notifications to obligors on the Collateral). To the extent permitted by applicable law, Borrower authorizes Lender to file financing statements, continuation statements or amendments without Borrower’s signature appearing thereon, and any such financing statements, continuation statements or amendments may be signed by Lender on behalf of Borrower, if necessary, and may be filed at any time in any jurisdiction. Lender may at any time and from time to time file financing statements, continuation statements, debentures, mortgage, and any other documents allowed under the laws of the State of Delaware or any other applicable jurisdiction, and amendments thereto which contain any information required by the laws of the State of Delaware or any other applicable jurisdiction for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower. Borrower agrees to furnish any such information to Lender promptly upon request. In addition, Borrower shall at any time and from time to time take such steps as Lender may reasonably request for Lender (i) to obtain an acknowledgement, in form and substance satisfactory to Lender, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Lender, (ii) to obtain possession and control of any Collateral comprised of deposit accounts, electronic chattel paper, letter of credit rights or investment property, with any agreements establishing control to be in form and substance satisfactory to Lender, and (iii) otherwise to insure the continued perfection and priority of Lender’s security interest in any of the Collateral and the preservation of its rights therein. Borrower hereby constitutes Lender its attorney-in-fact to execute, if necessary, and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until this Agreement terminates in accordance with its terms, all Obligations are paid in full and the Collateral is released. Lender shall use commercially reasonable efforts to deliver to Borrower a copy, on receipt by Lender from the applicable filing jurisdiction, of any such financing statements. Any financing statement filed hereunder may list, as the collateral described therein, “all assets” of Borrower.

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7.9 Amendments and Waivers. This Agreement may not be amended, or the obligations of the parties hereto modified, except in a writing executed by all of the parties. No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Lender on any future occasion.

7.10 Terms of Agreement. This Agreement shall continue in full force and effect so long as any Obligations or obligation of Borrower to Lender shall be outstanding, or Lender shall have any obligation to extend any financial accommodation hereunder, and is supplementary to each and every other agreement between Borrower and Lender and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and Lender be construed to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

7.11 Notices. Any notice under or pursuant to this Agreement shall be a signed writing or other authenticated record. Any such notice shall be deemed duly received and effective (i) if delivered in hand or by telecopier to, or received by, any officer or agent of Borrower or Lender, upon such delivery or receipt, or (ii) if sent by overnight courier, on the next Business Day after being so sent, or (iii) if mailed by registered or certified mail, return receipt requested, postage prepaid, and properly addressed to Borrower or Lender, two (2) Business Days after being so mailed. A party’s proper address is that set forth for such party in this Agreement or such address as that party may from time to time hereafter designate by notice to the other party.

7.12 Governing Law. This Agreement, and all transactions hereunder or pursuant hereto shall be governed as to interpretation, validity, effect, rights, duties and remedies of the parties thereunder and in all other respects by the domestic laws of the State of New York without reference or giving effect to any choice of law or conflicts of law principles thereof.

7.13 Reproductions. This Agreement and all documents which have been or may be hereinafter furnished by Borrower to Lender may be reproduced by Lender by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

7.14 Venue. Borrower and Lender each irrevocably submits to the exclusive jurisdiction of any Federal or state court sitting in New York, over any suit, action or proceeding arising out of or relating to this Agreement. Borrower and Lender irrevocably waive, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Borrower and Lender each acknowledge that any appeals from those courts may have to be heard by a court located outside of New York. Borrower hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to Borrower’s address shown in this Agreement or as notified to Lender and (ii) by serving the same upon Borrower in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon Borrower. Nothing contained in this section shall change venue and jurisdiction under this agrement, the Loan Documents, or any action related to this Agreement, the Loan Documents or transactions contemplated thereby, and at all times the venue and juridiction shall be exclusively in the State of New York.

7.15 Jury Waiver. Borrower and Lender each hereby knowingly, voluntarily and intentionally, and after an opportunity to consult with legal counsel, (a) to the fullest extent allowed by the laws of the State of Delaware, waive any and all rights to a trial by jury in any action or proceeding in connection with this Agreement, the Obligations, all matters contemplated hereby and documents executed in connection herewith and (b) agree not to seek to consolidate any such action with any other action in which a jury trial cannot be, or has not been, waived. Borrower certifies that neither Lender nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Lender would not in the event of any such proceeding seek to enforce this waiver of right to trial by jury.

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7.16 No Partnership. Nothing contained in this Agreement or the other Loan Documents shall be deemed to create an equity investment in Borrower on the part of Lender or a partnership between Lender and Borrower, it being the intent of the parties hereto that only the relationship of lender and borrower shall exist with respect to the Loan. Borrower agrees that it shall report this transaction for income tax purposes, and file all related tax returns, in a manner consistent with the form of this transaction as a loan.

7.17 Lender is not in Control; Debtor-Creditor Relationship.

(a) None of the covenants or other provisions contained in this Agreement or any of the other Loan Documents shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs or management of Borrower, the power of Lender being limited to the right to exercise the remedies provided for in this Agreement and the other Loan Documents and applicable law.

(b) The relationship between Lender, on the one hand, and Borrower and any guarantor of the Loan, on the other hand, is solely that of creditor and debtor. Lender shall not have (or be deemed to have) any fiduciary relationship or duty to Borrower or any guarantor of the Loan, arising out of or in connection with, and there is no agency or joint venture relationship between Lender, on the one hand, and Borrower, or any guarantor of the Loan, on the other hand, by virtue of, any Loan Document or any transaction contemplated therein.

7.18 Attorneys’ Fees. In the event of any dispute between the parties to this Agreement, the prevailing party in any litigation resulting from such dispute shall be entitled to collect, inter alia, its reasonable attorneys’ fees and out-of-pocket expenses.

7.19 Certification. The individual(s) signing this Agreement on behalf of Borrower, by its signature hereon, hereby certifies for the benefit of Lender that all information submitted to Lender in connection with the underwriting of the Loan is true and correct in all material respects on and as of the date of this Agreement.

7.20 Release. Upon satisfaction in full of each of Borrower’s Obligations to Lender under this Agreement (other than such Obligations that, by the terms of the Loan Documents, may survive the repayment in full of the Loan), Lender shall, at Borrower’s sole cost and expense, deliver to Borrower such instruments as may be necessary to release from the lien and security interests created hereby, as a matter of public record or otherwise, the Collateral.

7.21 Publicity. Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon. Notwithstanding the foregoing, Lender or any of its affiliates may (i) disclose a general description of transactions arising under the Loan Documents for advertising, marketing or other similar purposes, and (ii) use Borrower’s name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes, and, in each case, may post such information on its website.

7.22 Fees and Expenses. The Borrower has agreed to pay for the Lender’s legal fees in connection with this Agreement in the amount of U.S. $30,000.00. Except as expressly set forth herein, each party shall be responsible for and pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Borrower shall reimburse the Lender for all expenses incurred in connection with UCC, lien, judgment, tax and similar searches, if any, conducted in connection with the Offering. The Borrower shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Borrower and any conversion or exercise notice delivered by the Lender), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Lender.

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7.23 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.24 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.25 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.26 Equitable Adjustment. Trading volume amounts, price/volume amounts, the Conversion Price, and similar figures in this Agreement shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in this Agreement, the Series E Preferred Stock certificate of designation and Warrants.

7.27 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Borrower shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Borrower of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

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In witness whereof the undersigned have executed this LINE OF CREDIT AGREEMENT as of May 15, 2024

STAR ALLIANCE INTERANTIONAL, CORP.	KEYSTONE CAPITAL PARTNERS, LLC

/s/ Anthony L. Anish	/s/ Daniel Wainstein
By: Anthony L. Anish	By: Daniel Wainstein
Title: Chief Financial officer	Title: Chief Operating Officer

Signature Page to Star Alliance Line of Credit Agreement

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Exhibit 1.1

Form of Note

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: [*], 2024

Principal Amount: $[REQUIRES COMPLETION]

SECURED CONVERTIBLE NOTE

DUE [*], 2025

THIS CONVERTIBLE NOTE is one of a series of duly authorized and validly issued Notes of Star Alliance International Corp., a Nevada corporation, (the “Borrower”), having its principal place of business at 2300 West Sahara Avenue, Suite 800, Las Vegas, Nevada 89102, email: tony@staralliancemines.com (this note, the “Note” and, collectively with the other notes of such series, the “Notes”).

FOR VALUE RECEIVED, Borrower promises to pay to [REQUIRES COMPLETION], or its registered assigns (the “Holder”), with an address at: [REQUIRES COMPLETION], or shall have paid pursuant to the terms hereunder, the principal sum of [REQUIRES COMPLETION] Dollars ($[REQUIRES COMPLETION]) on the earlier of (i) the closing of a Change of Control Transaction or (ii) [*][60 days after issuance], 2024 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest, if any, to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.

The Holder of this Note has been granted a security interest in assets of Borrower.

This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Line of Credit Agreement and (b) the following terms shall have the following meanings:

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“Alternate Consideration” shall have the meaning set forth in Section 5(d).

“Bankruptcy Event” means any of the following events: (a) Borrower or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to Borrower or any Subsidiary thereof, (b) there is commenced against Borrower or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) Borrower or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) Borrower or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) Borrower or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) Borrower or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) Borrower or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means, other than by means of conversion or exercise of the Notes and the Securities issued together with the Notes, the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of Borrower, by contract or otherwise) of in excess of 50% of the voting securities of Borrower, (b) Borrower merges into or consolidates with any other Person, or any Person merges into or consolidates with Borrower and, after giving effect to such transaction, the stockholders of Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of Borrower or the successor entity of such transaction, (c) Borrower sells or transfers all or substantially all of its assets to another Person and the stockholders of Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by Borrower of an agreement to which Borrower is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Closing Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (c)  if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported on the OTC Bulletin Board, OTCQX, OTCQB or in the “pink sheets” published by OTC Pink Open Market maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to Borrower, the fees and expenses of which shall be paid by Borrower.

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“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Delaware Courts” shall have the meaning set forth in Section 10(d).

“Event of Default” shall have the meaning set forth in Section 8(a).

“Fundamental Transaction” shall have the meaning set forth in Section 5(c).

“Interest Payment Date” shall have the meaning set forth in Section 2(1).

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Note divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 110% of the outstanding principal amount of this Note and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note. Provided however upon an Event of Default pursuant to Section 8(a)(xx) the Mandatory Default Amount shall be 200% of the amount calculated in the previous sentence.

“Note Register” shall have the meaning set forth in Section 2(c).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Notice of Redemption” shall have the meaning set forth in Section 6(a).

“Optional Prepayment” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Other Notes” means Notes nearly identical to this Note issued to other Holders pursuant to the Line of Credit Agreement.

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“Permitted Indebtedness” means (a) any liabilities for borrowed money or amounts owed not in excess of $100,000 in the aggregate (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Borrower’s consolidated balance sheet (or the notes thereto) not affecting more than $100,000 in the aggregate, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (c) the present value of any lease payments not in excess of $100,000 due under leases required to be capitalized in accordance with GAAP, and (d) Equipment Financing, as defined herein.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Borrower’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Borrower’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower and its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for so long as any amount in excess of $100,000 remains on the Note the forfeiture or sale of the property or asset subject to such Liens, and (c) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Borrower or its Subsidiaries other than the assets so acquired or leased and not in excess of the value of such assets; and Liens incurred in connection with Permitted Indebtedness under clause (d) thereunder, provided that such Liens are not secured by assets of the Borrower or its Subsidiaries other than the assets so acquired and not in excess of the reasonable resale value of such assets. Upon the expiration of the Liens of such other lenders or the termination of their prohibition of Liens in favor of other Lenders, such assets shall automatically be subject to a senior security interest in favor of Lender and Other Lenders, and Lender is authorized at that time to amend any filed financing statement(s) to reflect that change.

“Line of Credit Agreement” means the Line of Credit Agreement, dated as of May __, 2024 among Borrower and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms.

“Redemption Amount” shall have the meaning set forth in Section 6(a).

“Redemption Payment Date” shall have the meaning set forth in Section 6(a).

“Redemption Period” shall have the meaning set forth in Section 6(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Borrower’s principal Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

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“Successor Entity” shall have the meaning set forth in Section 5(d).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, and the New York Stock Exchange the OTC Bulletin Board, the OTCQB, the OTCQX or the OTC Pink Open Market (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if any of the Nasdaq markets or exchanges is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTCQX, OTCQB, OTC Bulletin Board or OTC Pink Open Market maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to Borrower, the fees and expenses of which shall be paid by Borrower.

Section 2. Interest and General Provisions.

a) Interest. Interest shall not be payable on this Note prior to the occurrence of an Event of Default but shall be payable in connection with an Event of Default as described in this Note and as may be further awarded in connection with collection proceedings.

b) Payment Grace Period. The Borrower shall have a five Business Day grace period to pay any monetary amounts due under this Note.

c) Conversion Privileges. The Conversion Rights set forth in Section 4 shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Section 4 hereof.

d) Application of Payments. Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Payments made in connection with this Note shall be applied first to amounts due hereunder other than principal and interest, thereafter to interest and finally to principal.

e) Pari Passu. Except as otherwise set forth herein, all payments made on this Note and the Other Notes and all actions taken by the Borrower with respect to this Note and the Other Notes, shall be made and taken pari passu with respect to this Note and the Other Notes. Notwithstanding anything to the contrary contained herein or in the Transaction Documents, it shall not be considered non-pari passu for a Holder or Other Holder to elect to receive interest paid in Common Stock or for the Company to actually pay interest in Common Stock to such electing Holder or Other Holder.

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f) Manner and Place of Payment. Principal and interest on this Note and other payments in connection with this Note shall be payable at the Holder’s offices as designated above in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim. Upon assignment of the interest of Holder in this Note, Borrower shall instead make its payment pursuant to the assignee’s instructions upon receipt of written notice thereof. Except as set forth herein, this Note may not be prepaid or mandatorily converted without the consent of the Holder.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Line of Credit Agreement and may be transferred or exchanged only in compliance with the Line of Credit Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to Borrower of this Note, Borrower and any agent of Borrower may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither Borrower nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note including interest accrued hereon shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall effect conversions by delivering to Borrower a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note and accrued interest, if any, to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to Borrower unless the entire principal amount of this Note has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). Borrower may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price (the “Conversion Price”) for the principal and interest, if any, in connection with voluntary conversions by the Holder shall be equal to 75% of the average of the two lowest intra-day trading prices for the twenty (20) consecutive Trading Days ending on the Trading Day immediately prior to the Conversion Date.

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c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus interest, if any, elected by the Holder to be converted by (y) the Conversion Price.

ii. Delivery of Certificate Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period after each Conversion Date (the “Share Delivery Date”), Borrower shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Line of Credit Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Note. Borrower shall use its best efforts to deliver any certificate or certificates required to be delivered by Borrower under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii. Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to Borrower at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event Borrower shall promptly return to the Holder any original Note delivered to Borrower and the Holder shall promptly return to Borrower the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iv. Obligation Absolute; Partial Liquidated Damages. Borrower’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to Borrower or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of Borrower to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by Borrower of any such action Borrower may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, Borrower may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and Borrower posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, Borrower shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If Borrower fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(c)(ii) by the Share Delivery Date, Borrower shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages being to accrue) for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for Borrower’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if Borrower fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder or Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then Borrower shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if Borrower had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, Borrower shall be required to pay the Holder $1,000. The Holder shall provide Borrower written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of Borrower, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than 300% of the aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Line of Credit Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Note and interest which has accrued and would accrue on such principal amount assuming such principal amount was not converted through the Maturity Date. Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, Borrower shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and Borrower shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to Borrower the amount of such tax or shall have established to the satisfaction of Borrower that such tax has been paid. Borrower shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

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d) Holder’s Conversion Limitations. Borrower shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Borrower subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to Borrower each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and Borrower shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) Borrower’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by Borrower, or (iii) a more recent written notice by Borrower or Borrower’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, Borrower shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of Borrower, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder may increase the Beneficial Ownership Limitation at any time and the Holder, upon not less than 61 days’ prior notice to Borrower, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. The Holder may decrease the Beneficial Ownership Limitation at any time. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If Borrower, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by Borrower upon conversion of the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of Borrower, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of Borrower) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b) Reserved.

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Sections 5(a) and (b) above, if at any time Borrower grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. During such time as this Note is outstanding, if Borrower shall declare or make any dividend whether or not permitted, or makes any other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Pro Rata Distributions. During such time as this Note is outstanding, if Borrower shall declare or make any dividend whether or not permitted, or makes any other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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f) Fundamental Transaction. If, at any time while this Note is outstanding, (i) Borrower, directly or indirectly, in one or more related transactions effects any merger or consolidation of Borrower with or into another Person, (ii) Borrower, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by Borrower or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) Borrower, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) Borrower, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of Borrower, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and Borrower shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. Borrower shall cause any successor entity in a Fundamental Transaction in which Borrower is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of Borrower under this Note and the other Transaction Documents (as defined in the Line of Credit Agreement) in accordance with the provisions of this Section 5(f) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of Borrower and shall assume all of the obligations of Borrower under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as Borrower herein.

g) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of Borrower) issued and outstanding.

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h) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, Borrower shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) Borrower shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) Borrower shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) Borrower shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of Borrower shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which Borrower is a party, any sale or transfer of all or substantially all of the assets of Borrower, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) Borrower shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of Borrower, then, in each case, Borrower shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding Borrower or any of the Subsidiaries, Borrower shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 6. Prepayment. This Note may not be prepaid, redeemed or mandatorily converted without the consent of the Holder.

Section 7. Negative Covenants. As long as any portion of this Note remains outstanding, unless the holders of more than 50% in principal amount of the then outstanding Notes shall have otherwise given prior written consent, Borrower shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

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d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to the Conversion Shares as permitted or required under the Transaction Documents;

e) other than (i) the notes issued on October 19, 2022, pursuant to that certain Securities Purchase Agreement, by and between the Company and certain investors and (ii) the notes issued on January 3, 2023, pursuant to that certain Securities Purchase Agreement, by and between the Company and certain investors, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Notes if on a pro-rata basis), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness, the foregoing restriction shall also apply to Permitted Indebtedness from and after the occurrence of an Event of Default;

f) declare or make any dividend or other distribution of its assets or rights to acquire its assets to holders of shares of Common Stock, by way of return of capital or otherwise including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, liquidation, distribution, preferential payments in connection with any securities or debt issuances, corporate rearrangement, scheme of arrangement or other similar transaction;

g) enter into any transaction with any Affiliate of Borrower which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of Borrower (even if less than a quorum otherwise required for board approval); or

h) enter into any agreement with respect to any of the foregoing.

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal or interest amount of this Note or (B) liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of a default under clause (B) above, is not cured within three (3) Trading Days after Borrower has become or should have become aware of such default;

ii. Borrower shall fail to observe or perform any other covenant or agreement contained in the Notes (other than a breach by Borrower of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (ix) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any Other Holder to Borrower and (B) ten (10) Trading Days after Borrower has become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, including but not limited to failure to strictly comply with the provisions of the Transaction Documents, or (B) any other material agreement, lease, document or instrument to which Borrower or any Subsidiary is obligated (and not covered by clause (vi) below), which in the case of subsection (B) would reasonably be expected to have a Material Adverse Effect;

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iv. any material representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any Other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. Borrower or any Subsidiary shall be subject to a Bankruptcy Event;

vi. Borrower or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involve obligations greater than $100,000 in the aggregate, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. Borrower does not meet the current public information requirements under Rule 144;

viii. Borrower shall fail for any reason to deliver certificates to a Holder prior to the third Trading Day after a Conversion Date pursuant to Section 4(c) or Borrower shall provide at any time notice to the Holder, including by way of public announcement, of Borrower’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof;

ix. any material provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Borrower, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower or any governmental authority having jurisdiction over Borrower or Holder, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document;

x. any monetary judgment, writ or similar final process shall be entered or filed against Borrower, any subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

xi. any dissolution, liquidation or winding up by Borrower or a material Subsidiary of a substantial portion of their business;

xii. cessation of operations by Borrower or a material Subsidiary;

xiii. the failure by Borrower or any material Subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured with twenty (20) days after written notice to the Borrower from the Holder;

xiv. an event resulting in the Common Stock no longer being listed or quoted on the NASDAQ Capital Market, or notification from any Trading Market that the Borrower is not in compliance with the conditions for such continued quotation and such non-compliance continues for twenty (20) days following such notification, even as a result of the letter delivered to the Company by NASDAQ on September 1, 2022;

xv. a Commission or judicial stop trade order or suspension from any Trading Market;

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xvi. the restatement after the date hereof of any financial statements filed by the Borrower with the Commission for any date or period from two years prior to the Original Issue Date and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect. For the avoidance of doubt, any restatement related to new accounting pronouncements shall not constitute a default under this Section;

xvii. the Borrower effectuates a reverse split of its Common Stock without ten (10) days prior written notice to the Holder;

xviii. a failure by Borrower to notify Holder of any material event of which Borrower is obligated to notify Holder pursuant to the terms of this Note or any other Transaction Document;

xix. a default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement affecting in excess of $100,000 to which the Borrower and Holder are parties, or the occurrence of an event of default under any such other agreement to which Borrower and Holder are parties which is not cured after any required notice and/or cure period;

xx. the Borrower shall issue any Common Stock or Common Stock Equivalents while this Note is outstanding at a price per share less than the Conversion Price then in effect;

xxi. the Borrower’s common stock shall be delisted from the market it traded on when this Notes was issued; or

xxii. the occurrence of an Event of Default under any Other Note.

In the event more than one grace, cure or notice period is applicable to an Event of Default, then the shortest grace, cure or notice period shall be applicable thereto.

b) Remedies Upon Event of Default or Fundamental Transaction. If any Event of Default or a Fundamental Transaction occurs, the outstanding principal amount of this Note, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing on the Maturity Date and also five (5) days after the occurrence of any Event of Default interest on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by Borrower. In connection with such acceleration described herein, the Holder need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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Section 9. Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Holder pursuant to a Security Agreement, as delivered by Borrower to Holder. The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower or a Subsidiary, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Borrower or a Subsidiary and Holder are parties (collectively, “Loan Documents”) and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the loan Documents if this waiver were not a part of this Note. The Borrower further represents, acknowledges and agrees that is waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to by represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

Section 10. Miscellaneous.

a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) upon receipt, when sent by electronic mail (provided confirmation of transmission is electronically generated and keep on file by the sending party), or (c) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to Borrower, to: Star Alliance International Corp., 2300 West Sahara Avenue, Suite 800, Las Vegas, Nevada 89102, Attn: Anthony Anish, email: tony@staralliancemines.com, with an electronic copy only to (which shall not constitute notice): The Crone Law Group, P.C., 420 Lexington Avenue, Suite 2446, New York, NY 10710, Attn: Joseph Laxague, Esq., email: jlaxague@cronelaw.com, and (ii) if to the Holder, to: the address indicated on the front page of this Note, with an additional copy by fax only to (which shall not constitute notice[____________________________________________], Attn: [_____________________________]., email: [______________________].

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of Borrower. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

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c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, Borrower shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to Borrower.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in New Castle County, Delaware (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceedings in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

e) Waiver. Any waiver by Borrower or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of Borrower or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by Borrower or the Holder must be in writing.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

g) Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive Borrower from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

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h) Equitable Adjustment. Trading volume amounts, price/volume amounts, the amount of Warrants, the amount of shares of Common Stock identified in this Agreement, Conversion Price, Exercise Price, Underlying Shares and similar figures in the Transaction Documents shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in the Line of Credit Agreement, Note and Warrants.

i) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

j) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

k) Amendment. Unless otherwise provided for hereunder, this Note may not be modified or amended or the provisions hereof waived without the written consent of Borrower and the Holder.

l) Facsimile Signature. In the event that the Borrower’s signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Borrower with the same force and effect as if such signature page were an original thereof.

*********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of [*].

STAR ALLIANCE INTERNATIONAL CORP.

By:
Name:
Title:

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Note due [*], 2024 of Star Alliance International Corp., a Nevada corporation (the “Company”), into shares of common stock (the “Common Stock”), of Borrower according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by Borrower in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to Borrower that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion: ____________________________

Principal Amount of Note to be Converted: $__________________

Accrued Interest to be Converted, if any: $______________

Conversion Price: $_________________

Number of shares of Common Stock to be issued: ______________

Signature: _________________________________________

Name: ____________________________________________

Address for Delivery of Common Stock Certificates: __________
_____________________________________________________
_____________________________________________________

Or

DWAC Instructions: _________________________________

Broker No:_____________
Account No: _______________

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Exhibit 1.4(a)(iv)

Form of Advance Request

Advance Request Date:	________________________________________

Advance Funding Date:	________________________________________

Advance Funding Amount:	________________________________________

Funding Requested to Date:	________________________________________

Dollar Amount Remaining on Credit Line:	________________________________________

Use of Proceeds for current Advance Request:

Actual Use of Proceeds from Immediately Previous Advance Funding:
REQUESTED BY:

Star Alliance International, Corp.

_______________________________________
By:
Title:

APPROVED:

Keystone Capital Partners, LLC

________________________________________
By:
Title:

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Schedule A

Balance Sheet

40

Schedule B

Operating Statement

41

Schedule 3.7

Approvals

42

Schedule 3.14

Indebtedness

Convertible Notes

Keystone
Convertible note dated May 10, 2023	outstanding amount $31,095.00

Seven knots
Convertible Note dated November 27, 2023	amount $29,411.76

Quick Capital	amount $38,888.00
Convertible Note Dated April 11. 2024

Total Notes Outstanding	$99,394.76

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